Danya International, Inc. and Subsidiaries Table of Contents Page Unaudited Consolidated Financial Statements Consolidated Balance Sheets 1 - 2 Consolidated Statements of Income 3 Consolidated Statements of Equity 4 Consolidated Statements of Cash Flows 5 - 6 Notes to Consolidated Financial Statements 7 - 14

Danya International, Inc. and Subsidiaries

Table of Contents

March 31,	**2016**	2015
Assets		
Current assets		
Cash and cash equivalents	**$ 594,669**	$ 5,037,142
Accounts receivable - contracts, net	**9,679,747**	5,041,109
Due from stockholders	**-**	312,583
Prepaid expenses and other current assets	**327,388**	396,204
Total current assets	**10,601,804**	10,787,038
Property and equipment, net	**426,519**	696,871
Other assets	**243,005**	274,226
Total assets	**$ 11,271,328**	$ 11,758,135

Danya International, Inc. and Subsidiaries

Consolidated Balance Sheets
(Unaudited)

	2016	2015
Liabilities and Equity		
Current liabilities		
Accounts payable and accrued expenses	**$ 3,495,531**	$ 2,960,033
Accrued salaries and related liabilities	**1,085,625**	1,031,163
Deferred rent	**-**	153,099
Total liabilities	**4,581,156**	4,144,295
Commitments and contingencies		
Equity		
Common stock - $.01 par value, 1,000,000 shares authorized, 709,350 shares issued and outstanding as of March 31, 2016 and 2015	**7,094**	7,094
Additional paid-in capital	**479,629**	477,896
Retained earnings	**6,203,449**	7,127,448
Total Danya International, Inc. stockholders' equity	**6,690,172**	7,612,438
Noncontrolling interest	**-**	1,402
Total equity	**6,690,172**	7,613,840
Total liabilities and equity	**$ 11,271,328**	$ 11,758,135

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Danya International, Inc. and Subsidiaries

Consolidated Statements of Income
(Unaudited)

For the three months ended March 31,	2016	2015
Contract revenue	**$ 14,023,151**	$ 12,572,120
Direct contract costs	**10,060,199**	8,918,598
Gross margin	**3,962,952**	3,653,522
Indirect costs		
Indirect expenses	**2,211,661**	2,023,647
Depreciation and amortization expense	**64,620**	85,834
Total indirect costs	**2,276,281**	2,109,481
Income from operations	**1,686,671**	1,544,041
Other (expense) income		
Other income (expense)	**1,295**	(3,837)
Interest expense	**(4,778)**	(79)
Gain (loss) on sale of property and equipment	**1,517**	(73,906)
Total other expense	**(1,966)**	(77,822)
Net income	**1,684,705**	1,466,219
Net loss attributable to noncontrolling interest	**(2,291)**	(803)
Net income attributable to Danya International, Inc.	**$ 1,686,996**	$ 1,467,022

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Consolidated Statements of Equity
(Unaudited)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Danya Stockholders' Equity	Noncontrolling Interest	Total Equity
Balance, January 1, 2015	$ 7,094	$ 477,463	$ 5,660,426	$ 6,144,983	$ 2,205	$ 6,147,188
Share based compensation	-	433	-	433	-	433
Net income (loss)	-	-	1,467,022	1,467,022	(803)	1,466,219
Balance, March 31, 2015	$ 7,094	$ 477,896	$ 7,127,448	$ 7,612,438	$ 1,402	$ 7,613,840
Balance, January 1, 2016	$ 7,094	$ 479,196	$ 4,763,672	$ 5,249,962	$ 3,318	$ 5,253,280
Share based compensation	-	433	-	433	-	433
Distributions to stockholders	-	-	(248,246)	(248,246)	-	(248,246)
Shutdown of subsidiary	-	-	1,027	1,027	(1,027)	-
Net income (loss)	-	-	1,686,996	1,686,996	(2,291)	1,684,705
Balance, March 31, 2016	$ 7,094	$ 479,629	$ 6,203,449	$ 6,690,172	$ -	$ 6,690,172

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Danya International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
(Unaudited)

For the three months ended March 31,	2016	2015
Cash flows from operating activities		
Net income	$ 1,684,705	$ 1,466,219
Adjustments to reconcile net income to net cash provided by operating activities		
Depreciation and amortization	64,620	85,834
Share based compensation	433	433
(Gain) loss on sale of property and equipment	(1,517)	73,906
Loss on shutdown of consolidated subsidiary	231,432	-
Bad debt expense	80,000	-
(Increase) decrease in		
Accounts receivable - contracts	(38,050)	3,559,352
Prepaid expenses and other current assets	6,824	205,979
Other assets	29,619	17,582
Increase (decrease) in		
Accounts payable and accrued expenses	249,348	241,728
Accrued salaries and related liabilities	17,807	(59,126)
Deferred rent	-	(42,287)
Net cash provided by operating activities	2,325,221	5,549,620
Cash flows from investing activities		
Collections from (advances to) stockholders	168,800	(18,800)
Proceeds from sale of property and equipment	5,000	-
Net cash provided (used) by investing activities	173,800	(18,800)
Cash flows from financing activities		
Proceeds from note payable - line of credit	3,735,000	149,000
Payments on note payable - line of credit	(5,494,436)	(1,038,440)
Distributions to stockholders	(248,246)	-
Net cash used by financing activities	(2,007,682)	(889,440)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

For the three months ended March 31,		2016		2015
Net change in cash and cash equivalents		**491,339**		4,641,380
Cash and cash equivalents at beginning of period		**103,330**		395,762
Cash and cash equivalents at end of period	**$**	**594,669**	$	5,037,142
Supplemental information:				
Interest paid	**$**	**4,778**	$	79
Supplemental information: Shutdown of consolidated subsidiary:				
Assets and liabilities of the previously consolidated subsidiary at the time ceased being consolidated:				
Working capital surplus	**$**	**218,277**	$	-
Other assets		**13,155**		-
Loss on shutdown of subsidiary	**$**	**231,432**	$	-

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

1. Organization and significant accounting policies

Organization: Danya International, Inc. was incorporated under the laws of the State of Maryland on May 17, 1996, to provide management consulting to government agencies and commercial organizations. Danya International, Inc. has elected to be treated as an S Corporation under the Internal Revenue Code.

Danya International Kenya Limited was incorporated in Kenya on June 12, 2008, to provide consulting services, training and monitoring production of health and education materials and services in public health, communication, research and evaluation, information technology, education and training, program management and health product development. Danya International, Inc. owns 99% of Danya International Kenya Limited. In January 2016, the Corporation shutdown the operations of Danya International Kenya Limited. The Corporation recorded a loss in 2016 as part of Indirect Costs in the accompanying Consolidated Statements of Income. The shutdown of Danya International Kenya Limited was not deemed to be discontinued operations and was not accounted as such.

Danya International Technology Enabled Solutions was incorporated on January 14, 2014, in Ethiopia to provide service in the sectors of information and communications technology, management consulting, pharmaceuticals, and energy. Danya International, Inc. owns 99% of Danya International Technology Enabled Solutions. There was no significant activity in the subsidiary during 2016 and 2015.

Basis of preparation: The accompanying consolidated financial statements of Danya International, Inc. and subsidiaries (the "Corporation") as of March 31, 2016 and 2015, are unaudited. However, in the opinion of management, such statements include all adjustments necessary for a fair statement of the information presented therein.

Consolidated results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Danya International, Inc. and its 99% owned subsidiaries, Danya International Kenya Limited and Danya International Technology Enabled Solutions (collectively, the Corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition: Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee. Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue from federal grants was recognized as costs were incurred in accordance with the terms of the grant.

Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which such revisions are determined.

Cash and cash equivalents: For purposes of financial statement presentation, the Corporation considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Corporation maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk. At March 31, 2015, cash and cash equivalents denominated in Kenyan shillings (the equivalent of $286,929 U.S. dollars) were held in financial institutions in Kenya. At March 31, 2016 and 2015, cash and cash equivalents denominated in Ethiopian birr (the equivalent of $97,931 and $102,830 U.S. dollars, respectively) were held in a financial institution in Ethiopia. Translation exposure exists, which results from possible changes in translation rates between foreign currencies and the U.S. dollar. Management does not believe that this results in any significant credit risk.

Accounts receivable: Accounts receivable are recorded at the invoiced amount, are granted on an unsecured basis, and are typically considered past due if the invoice has been outstanding beyond sixty days of the customer's receipt of invoice. The Corporation does not typically charge interest on accounts receivable.

The face amount of accounts receivable is reduced by an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. The Corporation has provided for an allowance for doubtful accounts as of March 31, 2016 of $140,000. At March 31, 2015, management deemed all accounts receivable to be collectible.

Other assets: Included in other assets are investments in non-marketable common stock where ownership by the Corporation is 20% or less and where the Corporation does not exercise significant influence. The Corporation holds approximately 1.5% in a company with an aggregate carrying value of $150,000 as of March 31, 2016 and 2015. The Corporation accounts for these investments under the cost method of accounting. Management has determined that there are no indicators of impairment as of March 31, 2016 and 2015.

Property and equipment: Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter.

Deferred rent: The Corporation recognizes the minimum non-contingent rents required under operating lease as rent expense on a straight-line basis over the life of the lease, with differences between amounts recognized as expense and the amounts actually paid recorded as deferred rent on the accompanying Consolidated Balance Sheets.

Income taxes:: The Corporation has elected to be treated as an S Corporation for federal income tax purposes whereby the tax attributes of the Corporation are passed through to and reported on the stockholders' tax returns. Accordingly, there is no provision for federal or state income taxes included in the accompanying consolidated financial statements.

The Corporation evaluates uncertainty in income tax positions taken or expected to be taken on a tax return based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement and is recognized in the Corporation's financial statements. To the extent that the Corporation's estimates change or the final tax outcome of these matters is different than the amounts that have been recorded, such differences will impact the income tax provision when such determinations are made. If applicable, the Corporation records interest and penalties as a component of income tax expense. As of March 31, 2016 and 2015 there were no accruals for uncertain tax positions. Tax years from January 1, 2012 through the current year remain open for examination by federal and state tax authorities.

Stock-based compensation: The Corporation measures compensation expense for its stock-based compensation plans based on the grant date fair value of the equity instruments, which is recognized as compensation expense ratably over the service period. There were no stock options granted in 2016 or 2015. Compensation expense for stock options is determined using the Black-Scholes model. Included in the model are the following assumptions. Expected term represents the midpoint between the vesting period and contractual term. Volatility was determined by reference to the historical volatility of public companies conducting business in the federal market place, as the Corporation's own shares lack sufficient trading history to determine volatility. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Use of accounting estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Accounts receivable

Accounts receivable at March 31, 2016 and 2015, consists of amounts due under contracts in progress with Federal government agencies, primarily the Department of Health and Human Services. The components of accounts receivable are:

	2016	2015
Billed receivables	$ 9,663,396	$ 4,987,057
Unbilled receivables	80,568	53,586
Other accounts receivable	15,783	466
Total	9,759,747	5,041,109
Less: Allowance for doubtful accounts	(80,000)	-
Total	$ 9,679,747	$ 5,041,109

Of the total receivables as of March 31, 2016 and 2015, approximately 89% and 75%, are due from one customer, respectively, under contracts that generated approximately 84% and 80% of total contract revenues for the three months ended March 31, 2016 and 2015, respectively.

3. Stockholders' advances

The Corporation has made advances to stockholders for both nonresident tax payments and short-term advances that are non-interest bearing and are due on demand.

4. Property and equipment

Property and equipment consist of the following at March 31:

	2016	2015
Furniture, fixtures and equipment	$ 2,575,662	$ 2,582,868
Software	1,651,553	1,638,758
Leasehold improvements	609,766	609,766
Total	4,836,981	4,831,392
Less: Accumulated depreciation and amortization	(4,410,462)	(4,134,521)
Net	$ 426,519	$ 696,871

Depreciation and amortization expense for the three months ended March 31, 2016 and 2015 was $64,620 and $85,834, respectively.

5. Note payable - line of credit

The Corporation has a revolving line of credit agreement with a bank which expires on September 30, 2016. Under the terms of the agreement, the Corporation can borrow up to $6,000,000, limited to 90% of eligible billed government receivables plus 80% of eligible commercial receivables and any outstanding letters of credit with interest at the LIBOR rate plus 2%. The interest rate was 2.44% and 2.18% at March 31, 2016 and 2015, respectively. The line is secured by all business assets. The line of credit contains various financial covenants, which include minimum net income and net worth requirements, and is subject to periodic review by the bank. The Corporation was in compliance with the financial covenants as of March 31, 2016 and 2015. There is no line outstanding balance on the line of credit at March 31, 2016 and 2015.

Letters of credit up to $750,000, can be issued under the line of credit agreement and will reduce the amount available for borrowing. There are no letters of credit outstanding at March 31, 2016 and 2015.

Subsequent to March 31, 2016, with the acquisition of the Corporation's stock by DLH Holdings Corp., the line of credit was terminated.

6. Retirement plan

The Corporation sponsors a qualified 401(k) Plan under the Internal Revenue Code to provide retirement benefits for all eligible employees. Participating employees may voluntarily contribute up to 92% of their gross annual earnings (not to exceed IRS limits) to the Plan. The employer may make discretionary matching contributions to the plan. Retirement plan expense for the three months ended March 31, 2016 and 2015 was $39,187 and $40,702, respectively, which was based on up to 50 percent of the first four and six percent, respectively, of compensation that a participant contributed to the Plan. Participants vested 100% in their voluntary contributions and vest ratably over five years in the employer contributions.

7. Operating leases

The Corporation is obligated, as lessee, under non-cancelable operating leases for office space in Georgia and under a month-to-month lease for office space in Maryland.

Total rent expense for the three months ended March 31, 2016 and 2015 was $314,755 and $364,680, respectively.

8. Stock option plan

During 2009, the Corporation adopted the 2009 Key Employee's Incentive Share Option plan (the 2009 plan) to obtain and retain the services of key employees and to provide incentives through the acquisition of common shares of the Corporation through share options. The plan provides for grants which vest over five years and have a contractual term of five to ten years. The plan permits the granting of options to acquire 50,000 shares, and 34,300 options remain available to be granted.

The following table summarizes information about stock options outstanding at March 31, 2016:

Exercise Prices ($)	Options Outstanding	Weighted-Average Remaining Contractual Life	Options Exercisable
28.88	1,900	6.43 years	1,550

A summary of the status of the Corporation's stock option plan is presented below for the three months ended March 31, 2016:

	Shares	Weighted-Average Exercise Price
Options outstanding - January 1, 2016	1,900	$ 28.88
Options outstanding - March 31, 2016	1,900	$ 28.88
Options exercisable - March 31, 2016	1,550	$ 28.88

A summary of the status of the Corporation's nonvested options at March 31, 2016 and changes during 2016 is presented below:

	Number of Options	Weighted-Average Grant Date Fair Value
Nonvested at January 1, 2016	400	$ 28.88
Vested	(50)	28.88
Nonvested at March 31, 2016	350	$ 28.88

The total compensation expense recognized for the three months ended March 31, 2016 and 2015 was $433 and $433, respectively. At March 31, 2016, there was $1,300 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of one year.

9. Subsequent events

Management has evaluated subsequent events for disclosures in these financial statements through June 27, 2016, which is the date the financial statements were available to be issued.

On May 3, 2016, 100% of Danya International, Inc.'s stock was acquired by DLH Holdings Corp. for a purchase price of $38.75 million. The effect of this transaction has not been reflected in the accompanying unaudited Consolidated Financial Statements. Immediately prior to closing, Danya International, Inc. was converted into a limited liability company, under the laws of the State of Maryland, and changed its corporate name to Danya International, LLC. Danya International Kenya Limited and Danya International Technology Enabled Solutions were transferred to a holding company prior to the effective point of the transaction, and were not included in the acquisition.